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                                                                     EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT

         Park Plaza 1, LLC, a Delaware limited liability company

         Park Plaza 2, LLC, a Delaware limited liability company

         Park Plaza Mall, LLC, a Delaware limited liability company